UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Texas Pacific Land Trust
(Name of the Registrant as Specified In Its Charter)

SOFTVEST, L.P.
SOFTVEST ADVISORS, LLC
ART-FGT FAMILY PARTNERS LIMITED
TESSLER FAMILY LIMITED PARTNERSHIP
ERIC L. OLIVER
ALLAN R. TESSLER
HORIZON KINETICS LLC
MURRAY STAHL
HORIZON ASSET MANAGEMENT LLC
KINETICS ADVISERS, LLC
KINETICS ASSET MANAGEMENT LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT INFORMATION

On April 9, 2019, SoftVest, L.P. (“SoftVest LP”) filed a definitive proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests (the “Shares”) for the election of a new trustee of Texas Pacific Land Trust (“TPL”) to fill the vacancy created by the resignation of Maurice Meyer III (such meeting, together with any adjournments, postponements or continuations thereof, the “Special Meeting”). INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the Proxy Statement, any amendments or supplements thereto and other documents that SoftVest LP files with the SEC from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).

SoftVest Advisors, LLC, SoftVest LP, Eric L. Oliver, ART-FGT Family Partners Limited, Tessler Family Limited Partnership, Allan R. Tessler, Horizon Kinetics LLC, Horizon Asset Management LLC, Kinetics Advisers, LLC, Kinetics Asset Management LLC and Murray Stahl may be deemed participants in the solicitation of proxies from holders of Shares in connection with the matters to be considered at the Special Meeting. Information about such participants’ direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement.

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The following is a press release made available by SoftVest LP on May 6, 2019:

INVESTOR GROUP AGAIN CALLS ON TRUSTEES OF TEXAS PACIFIC LAND TRUST (TPL) TO COMMIT TO BRING ELECTION TO A SHAREHOLDER VOTE ON MAY 22

Raise Continuing Concerns That Trustees Will Delay Vote If Needed To Prevent Oliver From Becoming Trustee

DALLAS, May 6, 2019 - SoftVest, L.P., Horizon Kinetics LLC and ART-FGT Family Partners, which collectively beneficially own over 25% of the outstanding shares of Texas Pacific Land Trust (NYSE: TPL), issued today the following statement:

“This Monday morning TPL investors woke up again to yet another shareholder-funded designer ad from the incumbent trustees, touting the merits of their nominee while demonizing Eric Oliver.

“But we did not see an answer to the simple question we posed to the incumbent Trustees last week:  Will the incumbents publicly commit today to bring the Trustee election to a vote of shareholders on May 22, 2019 regardless of whether General Cook is at that time ahead in the vote count?

“Many shareholders are making travel plans to attend the scheduled meeting. They – and every other shareholder – deserve to know that the incumbents are committed to holding a vote, as scheduled, at 10:00am on May 22nd regardless of who is ahead in the vote count at that time. We are asking the incumbents to publicly commit today to bring this matter to a vote on May 22.

“As we have previously stated, we are deeply concerned that the incumbents and their advisors will concoct some excuse to delay again the vote if they come to believe Mr. Oliver will be elected by shareholders.  We believe any further delay of the meeting would not only be improper under TPL’s declaration of trust, but also contrary to the high fiduciary standards that apply to the trustees’ actions.

We encourage shareholders to contact the incumbent trustees and management, and demand their immediate public commitment to bring this matter to a resolution at the May 22 meeting.”

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Important Information

SoftVest, L.P. has filed a definitive proxy statement with the United States Securities and Exchange Commission (SEC) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests for the election of a new trustee of TPL. Investors are strongly advised to read the proxy statement because it contains important information. Investors may obtain a free copy of the proxy statement from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).